PRESS RELEASE
www.inhibitex.com

CONTACTS:
Inhibitex, Inc.
Russell H. Plumb
Chief Financial Officer
(678) 746-1136
rplumb@inhibitex.com

Lilian Stern (Investors)
Stern Investor Relations, Inc.
(212) 362-1200
lilian@sternir.com

FOR IMMEDIATE RELEASE

INHIBITEX ANNOUNCES APPOINTMENT OF NEW CHIEF EXECUTIVE
OFFICER AND PROVIDES UPDATE ON BUSINESS DEVELOPMENT TIMELINES
ATLANTA, Georgia — December 22, 2006 — Inhibitex, Inc. (Nasdaq: INHX) today announced that its Board of Directors has appointed Russell H. Plumb as Chief Executive Officer effective December 30, 2006. Mr. Plumb, who has been the Company’s Chief Financial Officer for the past six years, will succeed William D. Johnston, Ph.D., who will remain associated with the Company as a member of its Board of Directors.
The Company also announced that it will not enter into an in-licensing, acquisition or merger arrangement by the end of 2006 as it had previously anticipated, as it is no longer pursuing a transaction that until recently was the subject of final negotiations and due diligence. The Company remains committed to a strategy of broadening its development pipeline through in-licensing, acquisition or merger.
In addition, subject to the outcome of its strategic activities, the Company plans to substantially reduce its net cash burn from operations in 2007 by further leveraging its MSCRAMM platform and aligning its operations and cost structure with its strategic focus. The Company intends to provide specific financial guidance concerning next year’s operating plan and anticipated burn rate during the first quarter of 2007.
“I am excited about assuming the role of CEO and the opportunity to execute our corporate strategy,” stated Russell H. Plumb, Chief Financial Officer of Inhibitex, Inc. “We intend to exert further financial discipline in 2007 as we continue to evaluate strategic opportunities that we believe can maximize value for our shareholders.”
“We value and appreciate Bill’s past contributions to the Company and look forward to benefiting from his continued guidance as a member of our Board of Directors.” stated Michael Henos, Chairman of the Board of Directors of Inhibitex, Inc. “Based upon his more than 15 years of strategic and financial management experience in the life sciences industry, our Board is highly confident in Russ’s ability to lead the Company forward.”

About Inhibitex
Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the discovery, development and commercialization of antibody-based products for the prevention and treatment of serious, life-threatening infections. All of the company’s drug development programs are based on its proprietary MSCRAMM protein platform. MSCRAMM proteins are found on the surface of pathogenic organisms, and are responsible for the initiation and spread of infections. The Company’s pipeline consists of Aurexis, a clinical-stage humanized monoclonal antibody being developed for the treatment of serious, S. aureus bloodstream infections and preclinical programs that include a collaboration and joint development agreement with Dyax to develop fully human monoclonal antibodies against MSCRAMM proteins on enterococci and a partnership with Wyeth to develop staphylococcal vaccines. For additional information about the Company, please visit www.inhibitex.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this press release, including statements regarding the Company’s intent to pursue in-licensing, acquisition or merger opportunities to broaden its pipeline; exert further financial discipline and substantially reduce its net cash burn from operations in 2007 by further leveraging its MSCRAMM platform and aligning its operations and cost structure with its strategic focus; and the potential to maximize shareholder value through strategic opportunities are forward-looking statements. These plans, intentions, expectations or estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including risks related to the ability of the Company to find suitable in-licensing, acquisition or merger opportunities in a timely manner and on acceptable terms and conditions, if at all; the economic viability of the MSCRAMM platform; reducing expenses, revenues and other cash expenditures substantially in line with planned or anticipated amounts; and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Reports on Form 10-Q for March 31, 2006; June 30, 2006; and September 30, 2006 as filed with the Securities and Exchange Commission, or SEC, on March 13, 2006; May 10, 2006; August 7, 2006; and November 7, 2006 respectively. Given these uncertainties, undue reliance should not be placed on these forward-looking statements, which apply only as of the date of this press release.
There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations, and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.
###